UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b) On October 4, 2012, Jeffrey P. Rydin resigned from his position as President, Global Sales of NuVasive, Inc. (the “Company”). His resignation is effective March 31, 2013. Effective immediately, Mr. Rydin’s U.S. sales responsibilities will be assumed on an interim basis by our Chairman and Chief Executive Officer, Alex Lukianov. Mr. Rydin’s international sales responsibilities will be assumed by Russell Powers, who has been newly promoted to Executive Vice President of International. The Company has initiated a search for a full time President of Sales.

(e) On October 5, 2012, we entered into a letter agreement with Mr. Rydin in connection with his resignation as President, Global Sales of the Company. Pursuant to the agreement Mr. Rydin will remain as President, Global Sales of the Company through March 31, 2013 at his current salary and benefits. Mr. Rydin will not be eligible for a bonus under the Company’s 2012 Executive Performance Bonus Program or for performance-based restricted stock units under the Company’s 2012 Long Term Incentive Plan. Mr. Rydin will transition to a consultant role for the Company on April 1, 2013 at which time he will be paid consulting fees for approximately 20 hours of work per week as follows: $38,500 per month (through September 30, 2014); $10,000 per month (through September 30, 2015); and $5,000 per month (through September 30, 2016). Mr. Rydin’s previously granted equity awards will continue to vest so long as Mr. Rydin is providing services to the Company under the consulting agreement.

The foregoing information is a summary of the agreement, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit Number	Description

10.1	Letter Agreement by and between NuVasive, Inc. and Jeffrey P. Rydin, dated October 5, 2012.

99.1	Press release issued by NuVasive, Inc. on October 8, 2012 announcing details relating to its third quarter 2012 earnings announcement and relating to the transition of its President, Global Sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: October 8, 2012	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement by and between NuVasive, Inc. and Jeffrey P. Rydin, dated October 5, 2012.

99.1	Press release issued by NuVasive, Inc. on October 8, 2012 announcing details relating to its third quarter 2012 earnings announcement and relating to the transition of its President, Global Sales.